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                                  EXHIBIT 23.1
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Seiler Pollution Control Systems, Inc.:


We consent to the use of our report dated June 19, 1997, with respect to the consolidated financial statements of Seiler Pollution Control Systems, Inc. as of March 31, 1997 and 1996, and for each of the years then ended incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus portion of this Registration Statement.


                                    /s/ Schneider Downs & Co., Inc.
                                    Schneider Downs & Co., Inc.

Columbus, Ohio
January 13, 1998